UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2014

Unisys Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Lakeview Drive, Suite 100

Blue Bell, Pennsylvania 19422

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (215) 986-4011

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2014, Unisys Corporation (the “Company”) announced that J. Edward Coleman, Chairman of its board of directors and its Chief Executive Officer, will be leaving the Company and its board of directors effective December 1, 2014. Mr. Coleman will remain in those positions until his departure. The board of directors has retained an executive search firm, effective immediately, to conduct the search for Mr. Coleman’s replacement. Upon Mr. Coleman’s departure, in addition to any benefits to which he is entitled under the Company’s plans in accordance with their terms, Mr. Coleman will be entitled to receive the benefits applicable upon a termination other than for cause pursuant to his December 22, 2008 letter agreement with the Company. In addition, the board of directors determined that the previously granted restricted stock units in respect of 19,726 shares of Company common stock scheduled to vest in early February 2015 will vest upon Mr. Coleman’s departure.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated October 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

By:	/s/ Gerald P. Kenney
Name:	Gerald P. Kenney
Title:	Senior Vice President, General Counsel & Secretary

Date: October 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 6, 2014.